Exhibit 32

Certification Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Inland American Real Estate Trust, Inc. (the "Company") for the quarter ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Brenda G. Gujral, as President and principal executive officer of the Company , and Lori J. Foust, as Treasurer and principal accounting officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brenda G. Gujral

Name:	Brenda G. Gujral
President and principal executive officer

Date:	November 10, 2005

/s/ Lori J. Foust

Name:	Lori J. Foust
Treasurer and principal financial officer

Date:	November 10, 2005